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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549




                                   FORM 8-K

                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) June 10,1997

                         Summit Medical Systems, Inc.
              (Exact name of registrant as specified in charter)


         Minnesota              0-26390                     41-1545493
(State or other jurisdiction  (Commission                  (IRS Employer
     of incorporation)        File Number)              Identification No.)



        10900 Red Circle Drive, Minnetonka, Minnesota             55343
          (Address of principal executive offices)              (Zip Code)



      Registrant's telephone number, including area code (612) 939-2200



                                      N/A
         (Former name or former address, if changed since last report)



Item 4.   Changes in Registrant's Certifying Accountant.

     On June 10, 1997, Summit Medical Systems, Inc. (the "Company") engaged Arthur Andersen LLP ("Arthur Andersen") as the Company's independent public accountants. The decision to engage Arthur Andersen was unanimously approved by the Board of Directors of the Company.

     Arthur Andersen replaces Ernst & Young LLP ("Ernst & Young"), whose engagement, as previously announced in a Current Report on Form 8-K filed on June 9, 1997, was discontinued on June 2, 1997.
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     As previously announced by the Company, the Company's management and outside legal counsel began an investigation of the Company's accounting practices in March 1997. The outside legal counsel to the Company also retained Arthur Andersen to assist in the investigation. At the same time, Ernst & Young expanded the scope of its audit procedures. As a result of the investigation, the Company disclosed restatements of previously reported financial position and results of operations for the years 1994 and 1995 and the nine months ended September 30, 1996 as part of its Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed with the Securities and Exchange Commission on April 4, 1997.
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        Summit Medical Systems, Inc.


Date:  June 11, 1997                    /s/ Kevin R. Green
                                        ----------------------------
                                        By: Kevin R. Green
                                        Its: President